Consent of Independent Auditors


To the Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Variable Life Account B:


We consent to the use of our reports dated February 3, 1999 and February 26, 1999 included in this Post-Effective Amendment No. 12 to Registration Statement (File No. 33-76018) on Form S-6 and to the reference to our firm under the heading "Independent Auditors" in the prospectus.




                                                  /s/ KPMG LLP


Hartford, Connecticut
April 27, 1999